Exhibit 5

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                        111 S.W. FIFTH AVENUE, SUITE 3400
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155


                                June 4, 2003


Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97239

            Subject: Form S-8 Relating to 2003 Stock Incentive Plan

Ladies and Gentlemen:

           Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Barrett Business Services, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 400,000 shares of the Company's common stock, $.01 par value (the "Registered Shares"), to be issued under the Company's 2003 Stock Incentive Plan (the "Plan"), together with options and other rights relating thereto.

           We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

           Based on the foregoing, it is our opinion that, when the Registered Shares are issued by the Company upon exercise of options or issued pursuant to other rights or awards duly granted under the Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

           We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                    /s/MILLER NASH LLP